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TPG Specialty Lending, Inc.

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April 17, 2018

To our stockholders:

TPG Specialty Lending, Inc. (“TSLX”) will be holding a Special Meeting of Stockholders on May 17, 2018 and filed a proxy statement related to the Special Meeting on April 3, 2018. Consistent with last year, at the Special Meeting we are asking stockholders to vote on a proposal authorizing the Company, with the approval of our board of directors, to issue shares of our common stock at a price below our then-current NAV per share, subject to certain conditions set forth in the proxy statement. As you know, last year the same proposal was approved with overwhelming support (94.3% of all shareholders who voted and 88.9% of all non-affiliate shareholders who voted, i.e., after excluding votes from insiders and those holding 5% or more of TSLX common stock). We were humbled and will continue to take our duties and responsibilities to our shareholders regarding capital allocation with the upmost seriousness — one of the most important decisions we make.

As we have expressed to our stockholders in the past, while we have no intention to do so in the near term, we are seeking the flexibility to sell common stock at a price below NAV because we believe there could be moments in time when doing so would be in the best interest of our stockholders. Ironically, sometimes the best investment opportunities exist during periods of elevated volatility and credit market dislocation – when it is more likely that our stock could trade below NAV. We believe that having the flexibility to access the capital markets in these types of environments is an important tool that can help us drive stockholder value during periods of market distress, and we are committed to doing so should we be given the opportunity.

It’s our hope that we’ve built, over time, a reputation with our stockholders as long-term oriented, disciplined capital allocators. Our framework is simple: we don’t intend to issue common stock when our stock is trading above NAV unless we expect it will be ROE-accretive, and we don’t necessarily believe that one should never issue common stock below NAV if market opportunities allow for sufficiently high risk-adjusted returns that will ultimately be accretive to NAV through over-earning one’s cost of capital.

Attached is a presentation that walks through our thought process and financial framework for this proposal. For assistance voting your TSLX shares, please call D.F. King toll-free at (800) 347-4750 or collect at (212) 269-5550. We’d also welcome the opportunity to discuss at your convenience.

Best,

Josh Easterly, Bo Stanley, Ian Simmonds and the TSLX team

TPG Specialty Lending Expanding Tools for Value Creation and Financial Flexibility April 2018 ht t p://www.t pgspe cia lt yle ndi ng.com/

Disclaimer and Forward-Looking Statement

General Disclaimer

The information contained in this presentation (the "Presentation") is preliminary, may not be complete and may be changed. By acceptance hereof, you agree that the information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of TPG Specialty Lending, Inc. ("TSLX"). References in this Presentation to "TSLX," "we," "us," "our," and "the Company" refer to TPG Specialty Lending, Inc.

The contents hereof should not be construed as investment, legal, tax or other advice and you should consult your own advisers as to legal, business, tax and other related matters concerning an investment in TSLX. TSLX is not acting for you and does not regard you as a customer or a client. It will not be responsible to you for providing protections afforded to clients or be advising you on the relevant transaction. Unless otherwise noted, the information contained herein has been compiled as of December 31, 2017. There is no obligation to update the information.

This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy common stock nor will there be any sale of common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Such an offer or solicitation can only be made by way of an offering memorandum in accordance with the securities laws.

No representation or warranty is given in respect of the information contained herein, and neither the delivery of this document nor any investment in TSLX securities will under any circumstances create any implication that such Company has updated the information contained herein. Information throughout the Presentation provided by sources other than TSLX has not been independently verified. Differences between past performance and actual results may be material and adverse.

Future investments may be under materially different economic conditions, including interest rates, market trends and general business conditions, in different portfolio companies and using different investment strategies. Each of these material market or economic conditions may or may not be repeated. It should not be assumed that strategies employed by TSLX in the future will be profitable or will equal the performance described in this Presentation.

Forward Looking Statements

This Presentation includes forward-looking statements about TSLX that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "would," "should," "targets," "projects," and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such statements are also subject to a number of uncertainties and factors outside TSLX's control. Such factors include, but are not limited to the risks, uncertainties and other factors we identify in the section entitled "Risk Factors" in our offering memorandum and filings we make with the Securities and Exchange Commission. Opinions expressed are current opinions as of the date of this Presentation. Should TSLX's estimates, projections and assumptions or these other uncertainties and factors materialize in ways that TSLX did not expect, actual results could differ materially from the forward-looking statements in this Presentation, including the possibility that investors may lose a material portion of the amounts invested. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this Presentation, and nothing shall be relied upon as a promise or representation as to the performance of any investment. Investors are cautioned not to place undue reliance on such forward-looking statements and should rely on their own assessment of an investment.

Important Additional Information

In connection with the Company's special meeting of stockholders, the Company has filed a proxy statement with the SEC and mailed the proxy statement and/or Notice of Internet Availability of Proxy Materials to its stockholders on or about April 3, 2018. Stockholders are encouraged to read the proxy statement because it contains important information about the proposal to be voted on at the special meeting. The proxy statement is available at no charge on the SEC's website at http://www.sec.gov, on the Company's website at http://www.tpgspecialtylending.com, and at www.proxyvote.com. In addition, stockholders may also request copies of the proxy statement from us free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials.

▶ TSLX (NYSE) 2

Special Meeting of TSLX Stockholders To Our Stockholders: We will be holding a Special Meeting of Stockholders of TPG Specialty Lending, Inc. on May 17, 2018, at 9:30 AM, local time, at the offices of TPG, 888 7th Avenue. Floor 35, New York, NY 10106. At the meeting, you will be asked to consider and vote upon a proposal to authorize the Company, with approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then-current net asset value (“NAV”) per share in one or more offerings, subject to certain conditions as set forth in the proxy statement for the Special Meeting, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering. The proxy statement for the Special Meeting was filed and notice sent to stockholders on or about April 3, 2018. The board believes that having the flexibility for the Company to sell common stock below NAV in certain instances is in the Company’s best interest and the best interests of its stockholders. We urge stockholders to vote “FOR” this proposal: Provide access to capital markets to pursue attractive investment opportunities during periods of volatility Improve capital resources to enable the Company to compete effectively for high quality investment opportunities Add financial flexibility TSLX (NYSE) 3

Market Conditions May Create Attractive Investment Opportunities (1) (2) Average BDC P/NAV BAML HY Index (OAS) 1.1x 7.5% 7.0% 1.0x 6.5%—NAV BAML to P/NAV = 1.0x 6.0% - 1.0x US HY Price BDC 5.5% Index e 0.9x Averag 5.0% (OAS)
4.5% 0.9x 4.0% 0.8x 3.5% Dec ‘14 May ‘15 Oct ‘15 Mar ‘16 Aug ‘16 Jan ‘17 Jun ‘17 Nov ‘17 Mar ‘18 1) Average price-to-NAV calculated as the average trading price of all publicly traded BDCs as a multiple of their respective last reported net asset values per share 2) BofA Merrill Lynch Option-Adjusted Spreads are the calculated spreads between the BofA Merrill Lynch US High Yield Master II Index value (which tracks the performance of US dollar denominated below investment grade rated corporate debt publically issued in the US domestic market) and a spot Treasury curve Source: SNL, FRED Credit Market Dislocation (late 2015 – early 2016) From time to time, there may be volatility in the broader capital markets, disruption in liquidity in the debt capital markets, significant write-offs in the financial services sector, and / or repricing of credit risk in the broadly syndicated markets
During these periods, there could be a reduction in capital available to certain specialty finance companies and / or other capital providers, causing a reduction in competition for investment opportunities. For example, in late 2015 through early 2016, these conditions also coincided with lower stock prices for BDCs, with the BDC sector generally trading below NAV
We believe that favorable investment opportunities at attractive risk-adjusted returns may be created during these periods of disruption and volatility TSLX (NYSE) 4

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 1 Total Returns (since TSLX IPO) Track Record of 90.0% (1) (2) (3) TSLX Wells Fargo BDC Index S&P 500 High Yield Leveraged Loans Strong Performance 70.0% 63.0% 50.0% 51.8% 30.0% 19.0% 16.1% 10.0% 9.1% (10.0%) (30.0%) Mar-14 Jun-14 Sep-14 Dec-14 Mar-15 Jun-15 Sep-15 Dec-15 Mar-16 Jun-16 Sep-16 Dec-16 Mar-17 Jun-17 Sep-17 Dec-17 Mar-18 Note: Returns from 3/20/2014 through 4/3/2018 1) TSLX total return is measured by change in market value per share plus dividends during the period; assumes reinvestment of dividends 2) Source: S&P U.S. Issued High Yield Corporate Bond Index (Index Code: SPUSCHY) 3) Source: S&P LSTA Leveraged Loan Index Strong stockholder total returns versus peer and industry benchmarks TSLX (NYSE) 5

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 1 Total Returns (since TSLX IPO) Track Record of Strong $1.63 TSLX Total Returns Outperformance Performance (since IP O) versus: Wells Fargo BDC Index: +53 points $1.52 Leveraged Loans: +46 points High Yield: +44 points S&P 500: +11 points $1.19 $1.16 $1.09 $1.00 Invested at Wells Fargo Leveraged(1) High Yield(2) S&P 500 TSLX(3) TSLX IPO BDC Index Loans Today Note: Returns from 3/20/2014 through 4/3/2018 1) Source: S&P LSTA Leveraged Loan Index 2) Source: S&P U.S. Issued High Yield Corporate Bond Index (Index Code: SPUSCHY) 3) TSLX total return is measured by change in market value per share plus dividends earned during the period; assumes reinvestment of dividends Strong stockholder total returns versus peer and industry benchmarks TSLX (NYSE) 6

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV Equity Raise Discipline 1.55x (1) TSLX BDC Peers 1.40x TSLX Average: 1.16x Book 1.25x 2 to -Price—1.10x Disciplined 0.95x Capital Allocation 0.80x BDC Peers Average: 0.92x 0.65x Mar ‘14 Jul ‘14 Nov ‘14 Mar ‘15 Jul ‘15 Nov ‘15 Mar ‘16 Jun ‘16 Oct ‘16 Feb ‘17 Jun ‘17 Oct ‘17 Feb Mar ‘18 ‘18 $900m / $1.6bn of potential fee paying Canceled pre-IPO capital commitments assets Potential to raise equity(2) 99% of trading days Primary Equity raises since IPO Two 1) BDC Peers consist of 17 externally managed BDCs in the S&P BDC Index with total assets greater than $600 million based on 6/30/17 financials, with the addition of OCSI, CPTA and CGBD 2) Reflects trading days that TSLX closed above 100% of net asset value per share Source: SNL Financial, data as of 4/3/2018 Discipline in accessing the equity capital markets reflective of stockholder alignment TSLX (NYSE) 7

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV Equity Raise Discipline (March 2018) 14.3% 12.2% 13.0% 2 10.7% 9.2% Disciplined 8.9% Capital Allocation Cost of New Implied Yield on New ROE on New Equity(1) Breakeven Yield Assets (3) Equity(4) on New Assets(2) 1) Reflects base dividend per share annualized and expressed as a percentage of offering price per share of $17.45 adjusted for offering fees and expenses 2) Average all-in yield required on new assets in order to achieve 8.9% ROE based on the midpoint of our target leverage ratio (0.8x) and cost and operating structure 3) Range’s lower bound reflects average all-in yield that may be achieved on new assets and range’s upper bound reflects potential yield that may be achieved through prepayment fees, syndication fees and other income on those assets 4) Implied ROE based on our target leverage ratio and cost and operating structure Responsible past use of share issuance; ROE-accretive equity raise with ROE on new equity exceeding cost of new equity TSLX (NYSE) 8

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV Flexibility for the Company to sell its common stock below NAV is in the Company’s best interests and the best interests of its stockholders as it would provide: Access to the capital markets to pursue attractive investment opportunities during periods of elevated volatility and / or dislocation Improved capital resources to enable the Company to compete more effectively for high quality investment opportunities Added financial flexibility to comply with regulatory requirements and debt facility covenants 3 Potential ROE-Accretive Opportunities TSLX (NYSE) 9

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV Analysis Framework (2) Illustrative NAV Dilution (%) % of Shares Outstanding Issued -0.91% 5.0% 7.5% 10.0% 12.5% o 2.5% (0.1%) (0.2%) (0.2%) (0.3%) t (1) in nt 5.0% (0.2%) (0.3%) (0.5%) (0.6%) l—V l ou A A c 7.5% (0.4%) (0.5%) (0.7%) (0.8%) is N D 10.0% (0.5%) (0.7%) (0.9%) (1.1%) (2) Illustrative NAV Dilution ($ per share) % of Shares Outstanding Issued ($0.15) 5.0% 7.5% 10.0% 12.5% to 2.5% ($0.02) ($0.03) ($0.04) ($0.04) 3 n (1) nt i—5.0% ($0.04) ($0.06) ($0.07) ($0.09) u V l Al co A s Di N 7.5% ($0.06) ($0.08) ($0.11) ($0.13) Potential ROE- 10.0% ($0.08) ($0.11) ($0.15) ($0.18) Accretive 1) Inclusive of underwriting discount and other offering expenses Opportunities 2) Based on last reported NAV of $16.09 per share and shares outstanding as of March 19, 2018 of 60,400,496 TSLX’s proposal has a per offering issuance limit of 25% of then-outstanding shares TSLX (NYSE) 10

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV Analysis Framework (2) Illustrative ROE Accretion / (Dilution) on New Investments (%) All-in Yield on New Assets 2.44% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% o 2.5% 0.3% 1.8% 3.3% 4.8% 6.2% 7.7% t (1) in nt 5.0% 0.0% 1.5% 3.0% 4.5% 6.0% 7.5% - u All co is NAV 7.5% (0.2%) 1.2% 2.7% 4.2% 5.7% 7.2% D 10.0% (0.5%) 1.0% 2.4% 3.9% 5.4% 6.9% Impact per share on entire shareholder base (2) Illustrative ROE Accretion / (Dilution) on New Investments ($ per share) All-in Yield on New Assets $0.04 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 3to 2.5% $0.00 $0.03 $0.05 $0.07 $0.10 $0.12 n (1) nt i—5.0% $0.00 $0.02 $0.05 $0.07 $0.09 $0.12 co u A V All N 7.5% ($0.00) $0.02 $0.04 $0.07 $0.09 $0.11 Potential ROE- D is 10.0% ($0.01) $0.01 $0.04 $0.06 $0.08 $0.11 Accretive 1) Inclusive of underwriting discount and other offering expenses. Assumes an issuance of 7.5% of shares outstanding prior to issuance (column 2 of slide 10) Opportunities 2) Reflects the ROE of new investments less the cost of new equity raised. For this analysis, cost of new equity raised is based on net proceeds to issuer. ROE based on the midpoint of our target leverage ratio (0.8x) and cost and operating structure
TSLX expects to sell shares below NAV only if the combination of discount to NAV and yield on new assets allows for an accretive investment opportunity… TSLX (NYSE) 11

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV Analysis Framework (2) Illustrative Payback Period (Years) on Equity Raise All-in Yield on New Assets 2.95 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% o 2.5% 6.1 1.0 0.6 0.4 0.3 0.2 t ) n t (1 n i—5.0% 106.7 2.4 1.2 0.8 0.6 0.5 u A ll AV sco i N 7.5% NM 4.3 2.0 1.3 0.9 0.8 D 10.0% NM 7.6 3.0 1.8 1.3 1.0 3 Potential ROE-Accretive 1) Inclusive of underwriting discount and other offering expenses. Assumes an issuance of 7.5% of shares outstanding prior to issuance (shown in column 2 of slide 10) Opportunities 2) Reflects the ROE accretion from new investments expressed on a per share basis (shown on slide 11) divided by NAV dilution per share from the equity offering (shown in column 2 of slide 10). ROE based on the midpoint of our target leverage ratio (0.8x) and cost and operating structure …And a reasonable payback period TSLX (NYSE) 12

To Vote The proxy statement is now available. You may use one of the following methods to provide your voting instructions: Vote by Internet: Online at www.proxyvote.com. Have your control number listed on the proxy card or voting instruction form ready and follow the instructions; or Vote by Telephone: Call 1-800-690-6903. Have your control number listed on the proxy card or voting instruction form ready and follow the instructions; or Vote by Mail: Mark, sign, and date your proxy card and return it in the postage-paid return envelope provided. TSLX (NYSE) 13

Contact Us: For assistance voting your TSLX shares: D.F. King Toll-free at (800) 347-4750 or Collect at (212) 269-5550 For other questions: TSLX Investor Relations IRTSL@tpg.com (212) 601-4753 (212) 601-4739